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                                                     EXHIBIT 5(b)

                           LATHAM & WATKINS
                           885 Third Avenue
                              Suite 1000
                      New York, New York 10022-4802
                            (212) 906-1200
                           January 19, 1996


La Quinta Inns, Inc.
112 E. Pecan Street
San Antonio, Texas  78299-2636

          Re:  SHELF REGISTRATION OF $250,000,000
               AGGREGATE PRINCIPAL AMOUNT OF DEBT
               SECURITIES

Ladies and Gentlemen:

           In connection with the registration of $250,000,000 aggregate principal amount of Debt Securities (the "Securities") by La Quinta Inns, Inc., a Texas corporation (the "Company"), under the Securities Act of 1933, as amended (the "Act"), on Form S-3 filed with the Securities and Exchange Commission
(the "Commission") on January 19, 1996 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

          In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. We have also assumed for purposes of this opinion that each of the Securities and the Indenture has been duly authorized by all necessary corporate action by the Company. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

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La Quinta Inns, Inc.
January 19, 1996
Page 2

           In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

           We are opining herein as to the effect on the subject transaction only of the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within the State of New York.

           Capitalized terms used herein without definition have the meanings ascribed to them in the Registration Statement.

           Based on the foregoing, and subject to the proposed additional proceedings being taken as now contemplated prior to the issuance of a particular series of Securities and the terms of the particular series of Securities being otherwise in compliance with then applicable law, it is our opinion that as of the date hereof the Securities, when executed, authenticated and delivered by or on behalf of the Company against payment therefor inaccordance with the terms of the Indenture, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

            The opinion rendered in the preceding paragraph relating to the enforceability of the Securities is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect
of   general   principles  of  equity,  whether  enforcement   is
considered in a proceeding in equity or law, and the discretion of the court before which any proceeding therefor may be brought;
(iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) the manner by which the acceleration of the Securities may affect the collectibility of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

          To the extent that the obligations of the Company under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its


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La Quinta Inns, Inc.
January 19, 1996
Page 3

obligations under the Indenture.

          We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

                              Very truly yours,

                              /s/ Latham & Watkins